UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2011

Law Enforcement Associates Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-32565	56-2267438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2609 Discovery Drive Suite 125, Raleigh, NC	27616
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (919) 872-6210

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On September 30, 2011, Law Enforcement Associates Corporation (the "Registrant"), filed with the United States Bankruptcy Court for the Eastern District of North Carolina (the "Bankruptcy Court") the Registrant's Monthly Report for the period July 27, 2011 to August 31, 2011 (the "August Monthly Report").  Exhibit 99.1 contains the Registrant's August Monthly Report.

The Registrant's plan of liquidation and disclosure statement, if no continuances are requested, is due on October 25, 2011, after which the Registrant's creditors and the Bankruptcy Court must provide final approval.

Cautionary Statements Regarding Financial and Other Data

The Registrant can provide no assurance as to when it will be in a position to file its next quarterly report on Form 10-Q.

The Registrant cautions investors, potential investors, and other readers not to place undue reliance upon the information contained in the Monthly Reports, as such information is limited in scope, covers a limited period of time, and has been prepared solely for the purpose of complying with applicable requirements under the Bankruptcy Code.  The financial information contained in the Monthly Reports (i) is not prepared in accordance with U.S. generally accepted accounting principles, (ii) was not audited or reviewed by independent accountants nor is it likely to be subject to audit or review by external auditors of the Registrant at any time in the future, (iii) is in a format consistent with applicable bankruptcy laws, (iv) and is subject to future adjustment and reconciliation. The Monthly Reports also contain information for periods which are shorter or otherwise different from those generally required pursuant to the Exchange Act, and such information might not be indicative of the Registrant's financial condition or results for any period, as would otherwise be reflected in the Registrant's financial statements or reports required to be filed pursuant the Exchange Act under other circumstances. Results set forth in the Monthly Reports should not be viewed as indicative of future results.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following documents are filed as exhibits to this report:

99.1           Law Enforcement Associates Corporation's August Monthly Report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAW ENFORCEMENT ASSOCIATES CORPORATION

By: /s/ Paul Briggs

Paul Briggs

President and Chief Executive Officer

Dated: October 6, 2011

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

99.1	Law Enforcement Associates Corporation's September Monthly Report